UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 6, 2017

Glaukos Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37463	33-0945406
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

229 Avenida Fabricante San Clemente, California	92672
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 367-9600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 6, 2017, Glaukos Corporation (the “Company”) announced that Joseph E. Gilliam has been appointed as its Chief Financial Officer and Senior Vice President, Corporate Development, with an anticipated starting date in May 2017 (“Start Date”).  Mr. Gilliam will replace the Company’s current Chief Financial Officer Richard Harrison, who is retiring later in 2017 and will step down as Chief Financial Officer in connection with the Start Date, as previously announced in a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 14, 2016.

Mr. Gilliam, age 41, most recently served as Managing Director of Healthcare Investment Banking at JPMorgan Chase, a position he held from 2013 to 2017. Prior to that, Mr. Gilliam held various positions of increasing responsibility at JPMorgan Chase, including serving as Executive Director from 2009 to 2013, and, beginning in 2007, his work at the firm focused exclusively on financing and advisory transactions in the biotechnology, medical technology, life sciences and diagnostics industries.  He was a founding member of the Beacon Group’s West Coast office, which was acquired by Chase Manhattan and merged with JPMorgan in 2001.  Mr. Gilliam began his career in the audit services division of PricewaterhouseCoopers in 1998.

Mr. Gilliam holds a bachelor’s degree in business from Kelly Undergraduate School of Indiana University.

Mr. Gilliam has entered into an Offer Letter with the Company, a copy of which is attached to this Current Report as Exhibit 99.2 (the “Offer Letter”).  Mr. Gilliam’s starting annual base salary will be $360,000. He will be eligible for an annual target bonus of up to 50% of his base salary, based upon achievement of certain Company and personal performance objectives. Additionally, subject to the approval of the Board of Directors of the Company, Mr. Gilliam is entitled to receive an equity grant of 300,000 options to purchase stock of the Company, with an exercise price equal to the closing market price on the Start Date, and 100,000 units of restricted stock of the Company, which amount is subject to adjustment as set forth in the Offer Letter.  Mr. Gilliam is eligible to participate in the Company’s benefit plans that are available to executive officers of the Company generally. This description of the terms of Mr. Gilliam’s employment is subject in all respects to the terms of the Offer Letter.

Item 7.01 Regulation FD Disclosure.

The press release issued by the Company announcing his appointment is attached to this Current Report on Form 8-K as Exhibit 99.1.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
99.1	Press release of Glaukos Corporation, dated February 6, 2017.
99.2	Joseph E. Gilliam Offer Letter dated February 3, 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLAUKOS CORPORATION (Registrant)

By:	/s/ Richard L. Harrison
	Name:	Richard L. Harrison
	Title:	Chief Financial Officer

Date: February 6, 2017

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